UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): March 22, 2016

SOUTHCOAST FINANCIAL CORPORATION

Incorporated under the	Commission File No. 000-25933	I.R.S. Employer
laws of South Carolina		Identification No.
57-1079460

530 Johnnie Dodds Boulevard
Mt. Pleasant, South Carolina 29464

Telephone: (843) 884-0504

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 22, 2016, BNC Bancorp (the “BNC”) and Southcoast Financial Corporation (“Southcoast”) entered into a mutual waivers agreement (the “Agreement”) with respect to the Agreement and Plan of Merger (as amended, the “Merger Agreement”) by and between BNC and Southcoast. Pursuant to the Agreement, BNC and Southcoast have each waived until August 1, 2016 their right in the Merger Agreement to terminate the Merger Agreement due to the failure of the merger to have been consummated by March 31, 2016. No other changes to the Merger Agreement were made.

The merger has been unanimously approved by the boards of directors of both companies and by the shareholders of Southcoast. The transaction remains subject to required regulatory approvals and the satisfaction of other customary closing conditions.

Item 9.01	Financial Statements and Exhibits.

(d)                 Exhibits

Exhibit
No.                                  Description

       2.1    Mutual Waivers, dated March 22, 2016, by and between BNC Bancorp and Southcoast Financial Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SOUTHCOAST FINANCIAL CORPORATION
(Registrant)

Date: March 28, 2016	By:	/s/ William C. Heslop
William C. Heslop
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.                                  Description

2.1	Mutual Waivers, dated March 22, 2016, by and between BNC Bancorp and Southcoast Financial Corporation

4